Exhibit 4.4

DESCRIPTION OF SECURITIES

Fortress Biotech, Inc. (“we,” “our,” “the Company,” or “us) has two classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock, with $0.0001 par value (“Common Stock”), and our 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock. The following descriptions of our Common Stock, preferred stock and warrants are summaries and are qualified in their entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Third Amended and Restated Bylaws (the “Bylaws”) and our outstanding warrants. We encourage you to read the Certificate of Incorporation, Bylaws, and warrants, as well as the applicable provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), for more information.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. You should refer to, and read this summary together with, our amended and restated certificate of incorporation and restated bylaws to review all of the terms of our common stock that may be important to you.

Common Stock

The Company’s certificate of incorporation, as amended, authorizes the Company to issue up to 200,000,000 shares of $0.001 par value common stock (“Common Stock”). Our Common Stock is traded on The Nasdaq Capital Market under the symbol “FBIO.”

The terms, rights, preference and privileges of the Common Stock are as follows:

Voting Rights

Each holder of Common Stock is entitled to one vote per share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s certificate of incorporation and bylaws do not provide for cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of the Company’s outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preference

Holders of the Company’s Common Stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that are or may be issued.

Fully Paid and Nonassessable

All of the Company’s outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors is authorized to issue up to 15,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors may issue shares of preferred stock in one or more series without stockholder approval, and has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. We may amend from time to time our Certificate of Incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. As of the date of the filing of the Company’s Annual Report on Form 10-K to which Description of Securities is attached as an exhibit, we have 15,000,000 shares of preferred shares authorized, which includes the 5,000,000 shares of our Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). As of the date of the filing of the Company’s Annual Report on Form 10-K to which Description of Securities is attached as an exhibit, 3,427,138 shares of our Series A Preferred Stock are issued and outstanding. No other classes of preferred stock have been designated or issued at this time.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of Common Stock until the board of directors determines the specific rights of the holders of preferred stock. However, possible effects of the issuance of preferred stock include restricting dividends on Common Stock, diluting the voting power of Common Stock, impairing the liquidation rights of Common Stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

The particular terms of any new series of preferred stock being offered by us will set forth in a certificate of designations relating to that series of preferred stock. Those terms may include:

●	the title and liquidation preference per share of the preferred stock and the number of shares offered;

●	the purchase price of the preferred stock;

●	the dividend rate (or method of calculation);

●	the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

●	any redemption or sinking fund provisions of the preferred stock;

●	any listing of the preferred stock on any securities exchange or market;

●	any conversion provisions of the preferred stock;

●	the voting rights, if any, of the preferred stock; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Series A Preferred Stock

On October 26, 2017, the Company designated 5,000,000 shares of preferred stock as the Series A Preferred Stock. Our Series A Preferred Stock is traded on The Nasdaq Capital Market under the symbol “FBIOP.”

The terms, rights, preference and privileges of the Series A Preferred Stock are as follows:

Voting Rights

Except as may be otherwise required by law, the voting rights of the holders of the Series A Preferred Stock are limited to the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time in connection with the: (1) authorization or creation, or increase in the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassification of any of the Company’s authorized capital stock into such shares, or creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) amendment, alteration, repeal or replacement of the Company’s certificate of incorporation, including by way of a merger, consolidation or otherwise in which the Company may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock.

Dividends

Dividends on Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable monthly, at the rate of 9.375% per annum of its liquidation preference, which is equivalent to $2.34375 per annum per share. The first dividend on Series A Preferred Stock was payable on December 31, 2017 (in the amount of $0.299479 per share) to the holders of record of the Series A Preferred Stock at the close of business on December 15, 2017.

No Maturity Date or Mandatory Redemption

The Series A Preferred Stock has no maturity date, and the Company is not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless the Company decides to redeem it pursuant to its optional redemption right or its special optional redemption right in connection with a Change of Control (as defined below), or under the circumstances set forth below under “Limited Conversion Rights Upon a Change of Control” and elect to convert such Series A Preferred Stock. The Company is not required to set aside funds to redeem the Series A Preferred Stock.

Optional Redemption

The Series A Preferred Stock may be redeemed in whole or in part (at the Company’s option) any time on or after December 15, 2022, upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.

Special Optional Redemption

Upon the occurrence a Change of Control (as defined below), the Company may redeem the shares of Series A Preferred Stock, at its option, in whole or in part, within one hundred twenty (120) days of any such Change of Control, for cash at $25.00 per share, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. If, prior to the Change of Control conversion date (the “Change of Control Conversion Date”), the Company has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to the Company’s optional redemption right described above under “Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control conversion right with respect to the shares of Series A Preferred Stock called for redemption. If the Company elects to redeem any shares of the Series A Preferred Stock as described in this paragraph, the Company may use any available cash to pay the redemption price.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Conversion, Exchange and Preemptive Rights

Except as described below under “Limited Conversion Rights upon a Change of Control,” the Series A Preferred Stock is not subject to preemptive rights or convertible into or exchangeable for any other securities or property at the option of the holder.

Limited Conversion Rights upon a Change of Control

Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided or provides irrevocable notice of its election to redeem the Series A Preferred Stock as described above under “Optional Redemption,” or “Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date, into the Common Stock Conversion Consideration, which is equal to the lesser of:

●

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the price of Common Stock at the Change of Control Conversion Date, as determined in accordance with the certificate of designations for the Series A Preferred Stock; and

●	13.05483 shares of Common Stock, subject to certain adjustments.

In the case of a Change of Control pursuant to which the Company’s common stock will be converted into cash, securities or other property or assets, a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of any alternative form of consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of the Company’s common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control.

Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the right to convert upon a Change of Control if the acquiror has shares listed or quoted on the NYSE, the NYSE American LLC or Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.

Liquidation Preference

In the event the Company liquidates, dissolves or is wound up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of the Company’s Common Stock.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, (1) senior to all classes or series of the Company’s Common Stock and to all other equity securities issued by the Company other than equity securities referred to in clauses (2) and (3); (2) on a par with all equity securities issued by the Company with terms specifically providing that those equity securities rank on a par with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up; (3) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company liquidation, dissolution or winding up; and (4) junior to all of the Company’s existing and future indebtedness.

Transfer Agent

VStock Transfer, LLC serves as the transfer agent and registrar for all of our Common Stock and Series A Preferred Stock.

DESCRIPTION OF WARRANTS

2020 Oaktree Warrants

As of December 31, 2025, there were 131,087 warrants to purchase our Common Stock (the “2020 Oaktree Warrants”) that were issued on August 27, 2020, pursuant to a senior secured credit agreement with Oaktree Fund Administration, LLC (“Oaktree”), as the administrative agent, and the lenders from time-to-time party thereto (the “2020 Credit Agreement”). The 2020 Oaktree Warrants allow for Oaktree and certain of its affiliates to purchase up to 131,087 shares of our Common Stock.

The following is a summary of certain terms and provisions of the 2020 Oaktree Warrants.

Exercisability

The 2020 Oaktree Warrants became exercisable immediately upon issuance for a period of ten (10) years. The 2020 Oaktree Warrants are exercisable, at the option of each holder, in whole, or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. Each 2020 Oaktree Warrant is exercisable for one share of our Common Stock (subject to adjustment, as discussed below). The holders of the 2020 Oaktree Warrants do not have the right to exercise any portion of the 2020 Oaktree Warrant if the holder would beneficially own in excess of 9.99% of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

Exercise Price

The exercise price of the Common Stock purchasable upon exercise of the 2020 Oaktree Warrants was originally $48.00 per share. On June 13, 2023, the Company lowered the exercise price of the 2020 Oaktree Warrants to $8.136 per share. Pursuant to the anti-dilution adjustment mechanism of the 2020 Oaktree Warrants, the exercise price decreased to $7.2392 per share as a result of the September 2024 registered direct offering which closed on September 23, 2024. The exercise price and the number of shares of Common Stock issuable upon exercise of the 2020 Oaktree Warrants is subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Rights as Stockholder

Except as otherwise provided in the 2020 Oaktree Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the 2020 Oaktree Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their 2020 Oaktree Warrants.

 Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the 2020 Oaktree Warrants. Rather, the Company shall, round up the number of shares of Common Stock to be issued to the nearest whole number.

Transferability

Subject to applicable laws, the 2020 Oaktree Warrants may be offered for sale, sold, transferred or assigned without our consent.

Governing Law

The 2020 Oaktree Warrants are governed by New York law.

Consulting Warrants

As of December 31, 2025, there were 3,332 warrants to purchase our Common Stock (the “Consulting Warrants”) that were issued on April 14, 2020, to a consultant pursuant to a Common Stock Warrant agreement. The Consulting Warrants allow for the Consultant to purchase up to 3,332 shares of our Common Stock subject to vesting.

The following is a summary of certain terms and provisions of the Consulting Warrants.

Exercisability

The Consulting Warrants became exercisable immediately upon issuance for a period of seven (7) years. The Consulting Warrants are exercisable, at the option of the holder, in whole, or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. Each Consulting Warrant is exercisable for one share of our Common Stock (subject to adjustment, as discussed below).  The Consulting Warrants also have a cashless exercise feature. The holder’s right to purchase shares of Common Stock are subject to the following vesting schedule:

(i) 1,666 of the shares exercisable will vest when the average of the Company’s Common Stock trading prices, as reported on the Nasdaq Capital Market (“Nasdaq”), at any time during three (3) years following the issuance date, meets or exceeds $37.50 for ten (10) consecutive trading days;

(ii) 1,666 of the shares exercisable will vest when the average of the Company’s Common Stock trading prices, as reported on Nasdaq, at any time during three (3) years following the issuance date, meets or exceeds $60.00 for ten (10) consecutive trading days;

(iii) 1,666 of the shares exercisable will vest when the average of the Company’s Common Stock trading prices, as reported on Nasdaq, at any time during three (3) years following the issuance date, meets or exceeds $90.00 for ten (10) consecutive trading days; and

(iv) 1,666 of the shares exercisable will vest when the average of the Company’s Common Stock trading prices, as reported on Nasdaq, at any time during three (3) years following the issuance date, meets or exceeds $150.00 for ten (10) consecutive trading days;

Exercise Price

The exercise price of the Common Stock purchasable upon exercise of the Consulting Warrants is $32.40 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of the Consulting Warrants is subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Rights as Stockholder

Except as otherwise provided in the Consulting Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of the Consulting Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, dividend rights, until he exercises the Consulting Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Consulting Warrants. Rather, the Company shall, round the number of shares of Common Stock to be issued to the nearest whole number.

Transferability

Subject to applicable laws, the Consulting Warrants may be offered for sale, sold, transferred or assigned without our consent.

Governing Law

The Consulting Warrants are governed by New York law.

November 2023 Warrants

As of December 31, 2025, there were 4,609,130 outstanding warrants to purchase our Common Stock that were originally issued on November 14, 2023 (the “November 2023 Warrants”). The November 2023 Warrants allow for the holders or their registered assigns to purchase up to 4,609,130 shares of our Common Stock. The following is a summary of certain terms and provisions of the November 2023 Warrants.

Exercisability

The November 2023 Warrants became exercisable immediately and may be exercised at any time up to the date that is five (5) years after their original issuance (the “Expiration Date”). The November 2023 Warrants are exercisable, at the option of each holder, in whole, or in part, by delivering to us a duly executed exercise notice and, at any time a registration statement registering the offer and sale of Common Stock underlying the November 2023 Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the offer and sale of the shares of Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the November 2023 Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the November 2023 Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation

A holder of the November 2023 Warrants does not have the right to exercise any portion of the November 2023 Warrants if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the November 2023 Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from holder to us.

Exercise Price

The exercise price per whole share of Common Stock purchasable upon exercise of the November 2023 Warrants is $1.70. If, prior to the Expiration Date, the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of any Common Stock or equivalents of Common Stock (or announces any offer, sale, grant or any option to purchase or other dispositions, provided such transaction occurs), at an effective price per share less than the exercise price then in effect (such lower price, the “Base Share Price” and such issuance collectively, a “Dilutive Issuance”), then simultaneously with the consummation of such first Dilutive Issuance, the exercise price shall be reduced and only reduced to equal the Base Share Price. There may only be one such adjustment, if any, to the exercise price while the November 2023 Warrants are outstanding. Notwithstanding the foregoing, no adjustments will be made in respect of an Exempt Issuance (as defined in the November 2023 Warrants). If the Company enters into a Variable Rate Transaction (as defined in the November 2023 Warrants), the Company will be deemed to have issued Common Stock or equivalents of Common Stock at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the November 2023 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

The November 2023 Warrants are not listed on any securities exchange or nationally recognized trading system.

Certificated Warrants

The November 2023 Warrants were issued in certificated form.

Fundamental Transactions

In the event of a fundamental transaction, as described in the November 2023 Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or any person or group, becoming the beneficial owner of 50% of the voting power represented by our outstanding capital stock, the holders of the November 2023 Warrants will be entitled to receive upon exercise of the November 2023 Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. As an alternative, in the event of a fundamental transaction, the holder, at its option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), may cause the Company to purchase the unexercised portion of the November 2023 Warrants from the holder by paying to the holder an amount in cash equal to the Black Scholes Value (as defined in the November 2023 Warrants) of the remaining unexercised portion of the November 2023 Warrants on the date of the consummation of such fundamental transaction.

Rights as Stockholder

Except as otherwise provided in the November 2023 Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of the November 2023 Warrants does not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their November 2023 Warrants.

Governing Law

The November 2023 Warrants are governed by New York law.

January 2024 Warrants

As of December 31, 2025, there were 3,303,205 outstanding warrants to purchase our Common Stock that were originally issued on January 3, 2024 (the “January 2024 Warrants”). The January 2024 Warrants allow for the holders or their registered assigns to purchase up to 3,303,205 shares of our Common Stock. The following is a summary of certain terms and provisions of the January 2024 Warrants.

Exercisability

The January 2024 Warrants became exercisable immediately and may be exercised at any time up to the date that is five (5) years after their original issuance. The January 2024 Warrants are exercisable, at the option of each holder, in whole, or in part, by delivering to us a duly executed exercise notice and, at any time a registration statement registering the offer and sale of Common Stock underlying the January 2024 Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the offer and sale of the shares of Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the January 2024 Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the January 2024 Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation

A holder of the January 2024 Warrants does not have the right to exercise any portion of the January 2024 Warrants if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the January 2024 Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from holder to us.

Exercise Price

The exercise price per whole share of Common Stock purchasable upon exercise of the January 2024 Warrants is $3.21. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the January 2024 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

The January 2024 Warrants are not listed on any securities exchange or nationally recognized trading system.

Certificated Warrants

The January 2024 Warrants were issued in certificated form.

Fundamental Transactions

In the event of a fundamental transaction, as described in the January 2024 Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or any person or group, becoming the beneficial owner of 50% of the voting power represented by our outstanding capital stock, the holders of the January 2024 Warrants will be entitled to receive upon exercise of the January 2024 Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. As an alternative, in the event of a fundamental transaction, the holder, at its option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), may cause the Company to purchase the unexercised portion of the January 2024 Warrants from the holder by paying to the holder an amount in cash equal to the Black Scholes Value (as defined in the January 2024 Warrants) of the remaining unexercised portion of the January 2024 Warrants on the date of the consummation of such fundamental transaction.

Rights as Stockholder

Except as otherwise provided in the January 2024 Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of the January 2024 Warrants does not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their January 2024 Warrants.

Governing Law

The January 2024 Warrants are governed by New York law.

2024 Oaktree Warrants

As of December 31, 2025, there were 253,195 warrants to purchase our Common Stock (the “2024 Oaktree Warrants”) that were issued on July 25, 2024, pursuant to a senior secured credit agreement with Oaktree, as the administrative agent, and the lenders from time-to-time party thereto (the “2024 Credit Agreement”). The 2024 Credit Agreement replaced the 2020 Credit Agreement. The 2024 Oaktree Warrants allow for Oaktree and certain of its affiliates to purchase up to 253,195 shares of our Common Stock.

The following is a summary of certain terms and provisions of the 2024 Oaktree Warrants.

Exercisability

The 2024 Oaktree Warrants became exercisable immediately upon issuance for a period of seven (7) years and may be net exercised for no cash payment at the holder’s election. The 2024 Oaktree Warrants are exercisable, at the option of each holder, in whole, or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. A holder of the 2024 Oaktree Warrants will not have the right to exercise any portion of the 2024 Oaktree Warrants if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2024 Oaktree Warrants.

Exercise Price

The exercise price per whole share of Common Stock purchasable upon exercise of the 2024 Oaktree Warrants is equal to $1.65 (the “Base Share Price”). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price of the 2024 Oaktree Warrants will also be adjusted if, while the 2024 Oaktree Warrants are outstanding, the Company engages in any transaction involving the issuance or sale of shares of common stock or equivalent securities at an effective price per share less than the Base Share Price. In such case, the exercise price of the 2024 Oaktree Warrants will be reduced to equal the Base Share Price.

Transferability

Subject to applicable laws, the 2024 Oaktree Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

The 2024 Oaktree Warrants are not listed on any securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the 2024 Oaktree Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the 2024 Oaktree Warrants will be entitled to receive upon exercise of the 2024 Oaktree Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the 2024 Oaktree Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the 2024 Oaktree Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a 2024 Oaktree Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the 2024 Oaktree Warrant.

Governing Law

The 2024 Oaktree Warrants are governed by New York law.

PIPE Warrants

As of December 31, 2025, there were 4,527,553 warrants to purchase our Common Stock (the “PIPE Warrants”) that were issued on September 23, 2024, pursuant to certain purchase agreements, by and among the Company and the purchasers thereto. The PIPE Warrants allow for the holders or their registered assigns to purchase up to 4,527,553 shares of our Common Stock.

The following is a summary of certain terms and provisions of the PIPE Warrants.

Exercisability

The PIPE Warrants will become exercisable on March 23, 2025 and will expire five and one-half years from the date of their issuance and may be net exercised for no cash payment at the holder’s election. A holder will not have the right to exercise any portion of the PIPE Warrants if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the PIPE Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price

The exercise price per whole share of Common Stock purchasable upon exercise of the PIPE Warrants is equal to $1.84. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the PIPE Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

The PIPE Warrants are not listed on any securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the PIPE Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the PIPE Warrants will be entitled to receive upon exercise of the PIPE Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the PIPE Warrants immediately prior to such fundamental transaction. As an alternative, in the event of a fundamental transaction, the holder, at its option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), may cause the Company to purchase the unexercised portion of the PIPE Warrants from the holder by paying to the holder an amount in cash equal to the Black Scholes Value (as defined in the PIPE Warrants) of the remaining unexercised portion of the PIPE Warrants on the date of the consummation of such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the PIPE Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a PIPE Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the PIPE Warrant.

Governing Law

The PIPE Warrants are governed by New York law.

2025 Oaktree Warrants

As of December 31, 2025, there were 600,000 warrants to purchase our Common Stock (the “2025 Oaktree Warrants”) that were issued on December 12, 2025, pursuant to that certain First Amendment to the 2024 Credit Agreement. The 2025 Oaktree Warrants allow for Oaktree and certain of its affiliates to purchase up to 600,000 shares of our Common Stock.

The following is a summary of certain terms and provisions of the 2025 Oaktree Warrants.

Exercisability

The 2025 Oaktree Warrants became exercisable immediately upon issuance, expire on July 25, 2031 and may be net exercised for no cash payment at the holder’s election. The 2025 Oaktree Warrants are exercisable, at the option of the holder, in whole, or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. A holder of the 2025 Oaktree Warrants will not have the right to exercise any portion of the 2025 Oaktree Warrants if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2025 Oaktree Warrants.

Exercise Price

The exercise price per whole share of Common Stock purchasable upon exercise of the 2025 Oaktree Warrants is equal to $2.62 (the “Base Share Price”). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price of the 2025 Oaktree Warrants will also be adjusted if, while the 2025 Oaktree Warrants are outstanding, the Company engages in any transaction involving the issuance or sale of shares of common stock or equivalent securities at an effective price per share less than the Base Share Price. In such case, the exercise price of the 2025 Oaktree Warrants will be reduced to equal the Base Share Price.

Transferability

Subject to applicable laws, the 2025 Oaktree Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

The 2025 Oaktree Warrants are not listed on any securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the 2025 Oaktree Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the 2025 Oaktree Warrants will be entitled to receive upon exercise of the 2025 Oaktree Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the 2025 Oaktree Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the 2025 Oaktree Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a 2025 Oaktree Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the 2025 Oaktree Warrant.

Governing Law

The 2025 Oaktree Warrants are governed by New York law.